Exhibit 3.2

Bylaws of

AXIUM PHARMACEUTICALS INC.

265 Eastchester Dr. Suite 133, # 201 High Point, NC, 27262

ARTICLE I

Offices

Section 1.1. Principal Office. The principal office of the Corporation shall be located in the County of Guilford, State of North Carolina.

Section 1.2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time as provided in the Act.

Section 1.3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, s the Board of Directors from time to time may determine or as the affairs of the Corporation may require.

ARTICLE II

Meetings of Members

Section 2.1. Place of Meetings. All meetings of members shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors or, upon the failure of the Board to make such designation, by the CEO and set forth in the notice of the meeting.

Section 2.2. Annual Meeting. The annual meeting of members shall be held at the designated location within one hundred and twenty (120) days of the close of each fiscal year and at a date and an hour fixed by the Board of Directors for the purpose of the election of “at large directors” (as described in Section 3.2) by the members of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 2.3. Substitute Annual Meeting. If the annual meeting shall not be held during the period established in Section 2.2, a substitute annual meeting may be called in accordance with the provisions of Section 2.4  or as provided by the Act. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 2.4. Special Meetings. Special meetings of the members may be called at any time by the CEO or a majority of the Board of Directors of the Corporation.

Section 2.5. Notice of Meetings. Written or printed notice stating the time and place of a meeting of shareholders shall be delivered not less than ten (10) (if given by first class mail) or no fewer than thirty (30) (if otherwise given in writing) nor more than sixty (60) days before the date thereof, either personally, by mail, or by publication in a periodical to all members of record, mailed by or at the direction of the CEO, or such other person calling the meeting, to each member of record entitled to vote at such meeting and each other person specifically entitled to receive such notice under the Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member’s address as it appears on the record of the members of the Corporation with postage thereon prepaid. The notice of meeting shall state that the business to be transacted thereat shall be the election of at large directors.

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Unless a meeting is adjourned (a) to a new date, time or place, and such new date, time or place is not announced at the meeting prior to adjournment or (b) to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting need not be given.

Section 2.6. Voting List and Record Date. The Secretary of the Corporation shall prepare an alphabetical list of the members entitled to vote at each meeting, or any adjournment thereof, with the address of each member, which list shall be kept on file at the principal office of the Corporation for a period beginning two (2) business days after notice of such meeting is given and continuing through such meeting. Such list shall be subject to inspection and copying (at the member’s expense), during the time it is kept on file under the provisions of the preceding sentence, by any member of the Corporation’s principal office at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any member at any time during the meeting or any adjournment.

The Board of Directors shall establish a record date for each meeting of members, and only members in good standing as of such record date shall be entitled to vote at such meeting. The Board may establish such procedures and rules for the determination of the good standing of members as it may deem reasonable and necessary.

Section 2.7. Quorum. The presence of members represented in person or by proxy, entitled to cast ten percent (10%) or more of the votes entitled to be cast by all members in the election of at large directors shall constitute a quorum for action at an annual, substitute annual or special meeting. If there is no quorum at the opening of a meeting of members, such meeting may be adjourned from time to time by the vote of a majority of the members voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Once a member is represented for any purpose at a meeting, he or she is deemed present for the remainder of the meeting and any adjournment thereof unless a new record is or, under the Act, must set for that adjourned meeting.

Section 2.8. Proxies. A member may appoint one or more agents authorized by a proxy in a form permissible under the Act and executed by the member or by the member’s duly authorized attorney-in-fact to vote for him or her at a meeting of members. An appointment of proxy is effective when received by the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. An appointment of proxy is not valid after the expiration of eleven (11) months from the date it is deemed effective unless the person executing it expressly specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting. An appointment of proxy is revocable by the member unless the appointment form conspicuously states that it is irrevocable and the appointment form is “coupled with an interest’s as provided in the Act.

Section 2.9 Voting Rights. Subject to the Restated Articles, each member shall be entitled to one vote in the election of each at large director to be elected at a meeting of members.

The CEO and the Secretary of the Corporation are authorized to establish all reasonable and necessary procedures to permit the casting of votes by members. The determination of whether acceptable evidence has been presented by a person or entity to establish his, her or its authority to vote shall be made by the CEO, and his or her decision shall be final.

Section 2.10 Presiding Officer. The CEO shall preside at the members’ meetings. In the President’s/CEO'S absence, the provisions of Section 9.5 of these By-Laws shall control. The Secretary or, in the absence of the Secretary, any person designated by the CEO shall act as secretary of such meetings.

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Section 2.11. Inspectors of Election. At each meeting of the members the proxies shall be received and be taken in charge, and all questions touching qualifications of members or the validity of proxies, the presence of a quorum, the acceptance of votes and the results of member votes shall be decided, by voting inspectors who shall act in accordance with the Act. Such voting inspectors (who may not be nominees for election as at large directors at such meeting) shall be appointed prior to the meeting by the CEO.

ARTICLE III

Directors

Section 3.1 General Powers. All corporate powers shall be exercised by and under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 3.2 Number and Qualifications. The number of directors of the Corporation shall be set by the Board of Directors as set forth in the Corporation’s Articles of Incorporation; provided, however, that a decrease in the number of directors shall not shorten the term of any director in office at the time of such decrease. “At large directors” shall be elected by the members among the members of the Corporation in good standing.

Section 3.3 Terms of Directors. The terms of the directors of the Corporation shall be set forth in the Corporation’s Articles of Incorporation. In the event of an increase or decrease in the number of at large directors, the additional or eliminated at large directors shall be so classified that all classes of at large directors remain or become as nearly equal in number as may be. At large directors may not be elected for consecutive terms as at large directors, by may be elected to additional terms separated by a one (1) year abeyance in service as an at large director.

Section 3.4 Nomination and Election of Directors. Nominations of persons for election as at large directors to the Board of Directors of the Corporation at a meeting of the members held to elect at large directors may be made by or at the direction of the Board of Directors or may be made at such members’ meeting by any member of the Corporation entitled to vote for the election of at large directors at such meeting who complies with the notice procedures set forth in this Section 3.4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a member’s notice must be received at the principal office of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the members’ meeting; provided, however, that in the event that such applicable members’ meeting is not an annual meeting of members, notice by the member to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the members’ meeting was mailed or public disclosure of such meeting was made, whichever first occurs. Such member’ notice to the Secretary shall set forth (a) as to each person whom the member proposes to nominate for election as an at large director, (I) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) a detailed discussion of the person’s involvement in AXIUM PHARMACEUTICALS INC activities. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an at large director of the Corporation. No person shall be eligible for election as an at large director of the Corporation at a members’ meeting unless nominated in accordance with the procedures set forth herein. The CEO shall, if the facts warrant, determine and declare to the members’ meeting that a nomination was not made in accordance with the foregoing procedure and, accordingly, shall be disregarded.

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The at large director of each class shall be elected at the applicable annual meeting of the members, and those persons who receive a plurality of the votes cast by the members entitled to vote in the election of directors at such meeting shall be deemed to have been elected.

Section 3.5. Cumulative Voting. No member shall have the right to cumulate his or her votes in the election of directors.

Section 3.6. Removal. Any director may be removed from office with or without cause by a vote of a majority of all of the members or by a two-thirds (2/3) or greater vote of the Board of Directors. A director may not be removed by the members at a meeting unless the notice of such meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 3.7. Vacancies. A vacancy occurring in the Board of Directors with respect to an at large director may be filled by a vote of the majority of the remaining directors, though less than a quorum, or by the sole remaining director. A vacancy in any other directorship may be filled by the CEO. A director elected or appointed to fill a vacancy shall serve until the next meeting of members at which at large directors are elected.

ARTICLE IV

Meetings of Directors

Section 4.1. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina for the holding of regular meetings. Unless otherwise provided by the Board of Directors, the Board shall meet at least as often as once each fiscal quarter, on the dates and at the time established as customary by the Board of Directors.

Section 4.2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the CEO or any three (3) directors. Such meetings may be held either within or without the State of North Carolina as fixed by the person or persons calling any such meeting.

Section 4.3. Notice of Meetings. When held on the dates and at the time established as customary by the Board of Directors, regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting, give notice thereof by telephone, telegraph, teletype or other form of wire or wireless communication, including facsimile communication, or by written communication delivered by hand, United States mail, or private carrier. Written notice of a special meeting of the directors is effective at the earliest of the following: (a) when received; (b) upon its deposit in the United States mail, as evidenced by the postmark, if mailed by first class mail, with postage thereon prepaid, and correctly addressed; (c) upon transmission if sent by facsimile and if completed transmission is evidenced by a sender’s confirmation report generated by the sender’s facsimile machine; or (d) on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation. Oral notice is effective when actually communicated to the director,(e) or via email. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment. Such notice need not specify the purpose for which the meeting is called. Special meetings may be held without notice upon the unanimous consent of the directors.

Section 4.4. Waiver of Notice. Any director may waive notice of any meeting by filing a written and signed waiver with the minutes of the meeting or in the Corporation’s corporate records. A director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

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Section 4.5. Quorum. The presence of a majority of the number of directors prescribed by the Board of Directors under Section 3.2 and in office immediately prior to a meeting shall constitute a quorum for the transaction of business at that meeting of the Board; provided, however, that if a quorum is not present, a majority of the directors may adjourn the meeting from time to time without further notice except as provided in Section 4.3.

Section 4.6. Manner of Acting. Except as otherwise provided in these By-Laws or the Act, the act of the majority of the directors attending or participating in a meeting at which a quorum is present shall be the act of the Board of Directors. The affirmative vote of two-thirds (2/3) of the number of directors prescribed by the Board of Directors under Section 3.2 and in office immediately prior to a meeting shall be required for the removal of the CEO as an officer, a modification of the duties and authority of the CEO as set forth in these By-Laws, the creation or termination of a committee of the Board, the appointment of a director to a committee, the removal of a director from a committee, or a modification of the authority delegated to a committee by these By-Laws or a resolution of the Board of Directors.

Section 4.7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding such meeting or transacting business at it, (b) the director shall file a written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or with the Corporation immediately after the adjournment of the meeting, or (c) the director’s contrary vote or abstention is entered in the minutes of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 4.8. Informal Action by Directors. Action taken by the directors without a meeting is nevertheless Board action, and may be described as such, if one or more written consents to the action in question, describing the action taken, are signed by all the directors and filed with the minutes of the proceedings of the Board of Directors or in the records of the Corporation, whether done before or after the action so taken. Action taken pursuant to this Section 4.8 shall be effective when the last director signs a written consent to such action, unless the consent specifies a different effective date.

Section 4.9. Participation by Audio Medium. Upon approval by the Board of Directors, any one or more directors may participate in any meeting of the Board or its committees by means of a conference telephone or similar communications medium allowing all directors participating in the meeting to hear one another simultaneously throughout the meeting. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V

Committees

Section 5.1. Executive Committee. The Board of Directors, by proper resolution and by the vote required under Section 4.6, may appoint an Executive Committee which shall be composed of the CEO, the CEO-Elect, the Secretary and the Treasurer and which shall have and exercise the powers of the Board of Directors in the direction of the management of the affairs of the Corporation, except at such time as the Board of Directors is in session. Meetings of the Executive Committee may be held at any time on the call of the CEO or any two (2) members of the Committee. A majority of the members of the Executive Committee shall constitute a quorum. Action by the Executive Committee shall be by majority vote of the members of the Executive Committee. The Executive Committee shall keep minutes of its meetings and shall report its actions to the next succeeding meeting of the Board of Directors.

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The Board of Directors shall have the power to direct, limit and control the Executive Committee, and to rescind or modify any action of the Executive Committee, by resolution at any special or regular meeting or by general rules adopted for its guidance. In addition, neither the Executive Committee nor any other committee appointed under these By-Laws shall have any authority to do any act listed in Section 55-A-8-25 of the Act.

Section 5.2. Other Committees. The CEO, subject to ratification by the Board of Directors by the vote required under Section 4.6, or the Board of Directors, by proper resolution and by the vote required under Section 4.6, may appoint such other committees as may be deemed by the CEO or the Board, as applicable, to be appropriate. Each such committee shall have at least three (3) members.

Section 5.3. Vacancy. Any vacancy occurring on a Board committee shall be filled by the vote of the Board of Directors required under Section 4.6.

Section 5.4 Removal. Members of all committees of the Board shall serve at the pleasure of the Board. Any member of a Board committee may be removed at any time with or without cause by the vote of the Board of Directors required under Section 4.6.

Section 5.5 Committee Membership and Procedures. Except as otherwise expressly provided in this Article V, the provisions of these By-Laws governing meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board shall apply to each committee of the Board.

Section 5.6 Responsibility of Directors. In discharging his or her duties as a director, a director shall be entitled to rely on information, opinions, reports and statements prepared or presented by a Board committee of which he or she is not a member unless he or she has actual knowledge of a matter which makes such reliance unwarranted. Such permissible reliance shall relieve such director of any responsibility or liability imposed upon him or her by law when and to the extent permitted by the Act.

If any action taken by a Board committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his or her written objection with the Secretary with reasonable promptness after learning of such action.

ARTICLE VI

Officers

Section 6.1 Offices. The officers of the Corporation shall consist of a CEO for purposes of these bylaws CEO shall constitute President, CEO-Elect, a Secretary and a Treasurer each of whom shall have such power and duties as are set forth in these By-Laws and as may be delegated to such officer by the Board of Directors and each of whom must be a member of the Board. The Corporation’s other officers may also consist of and may include one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other titled officers as may be deemed necessary or advisable by the CEO, each of which officers or assistant officers thereto shall have such powers as may be delegated to them by the CEO. Any two or more offices maybe held by the same person but no officer may act in more than one capacity where action of two or more officers is required.

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Section 6.2 Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors for stated terms. Such appointments may be made at any regular or special meeting of the Board. Each officer shall hold office until the expiration of such officer’s term as a director of the Corporation prior to the stated term of his or her appointment, such officer’s death, resignation, retirement, removal or disqualification, or such officer’s successor is appointed and qualified.

Section 6.3 Removal and Resignation. Any officer appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby. Any such removal or disqualification shall be by the vote of the Board of Directors required under Section 4.6. The CEO shall have final approval and vote in these matters.

An officer may resign at any time by communicating such officer’s resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 6.4 CEO. Subject to the direction of the Board of Directors, the CEO shall direct and supervise the management of the Corporation in accordance with these By-Laws and Restated Articles.

The CEO shall sign, with any other proper officer, any deeds, leases, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the CEO or the Board of Directors to some other officer or agent and, in general, he or she shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time. In the event of vacancy on the Board of Directors the CEO shall fill the role until such time as a director is appointed to fill the vacant office. The CEO can act on behalf of the board at his or her discretion.

Section 6.5 CEO-Elect. Subject to the direction of the Board of Directors, the CEO-Elect shall be authorized to exercise all power and authority of the CEO in the event of the absence or disability of the CEO or a vacancy in the office of CEO. The CEO-Elect shall perform such other duties and be delegated such authority of the CEO as the CEO shall reasonably determine.

Section 6.6 Treasurer. The Treasurer of the Corporation shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the CEO. The Treasurer also shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he or she shall cause a true statement of its assets and liabilities as of the close of each fiscal year and a statement of operations for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the Corporation within sixty (60) days after the end of such fiscal year. The statement so filed shall be kept available for inspection by any member for a period of three (3) years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefore. The Treasurer, in general, shall perform all duties incident to his office and such duties as may be assigned to him from time to time by the CEO or the Board of Directors.

Section 6.7 Secretary. The Secretary shall: (a) keep the minutes of the meetings of members, the Board of Directors and each committee of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by the Act; (c) be custodian of the corporate records and of the seal of the Corporation and ascertain that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the address of each member which shall be furnished to the Secretary by such member; (e) keep or cause to be kept in the State of North Carolina at the Corporation’s registered office or principal office a record of the Corporation’s members, giving the names and addresses of all members and prepare or cause to be prepared voting lists prior to each meeting of members as required by the Act and these By-Laws; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the CEO or the Board of Directors. The Secretary shall maintain at the Corporation’s principal office (a) the Corporation’s Articles of Incorporation, and all amendments thereto, (b) these By-Laws, and all the amendments hereto, (c) minutes of the meetings, and all resolutions, of the Board of Directors, (d) the minutes of the meetings and the reports, of all committees of the Board of Directors, (e) the minutes of all meetings of members, (f) all written communications to members, and all financial statements required to be made available to members, for the preceding three (3) years, (g) a list of the names and business addresses of the Corporation’s current directors and officers, and (h) the Corporation’s most recent annual report delivered to the North Carolina Secretary of State under the Act.

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Section 6.8 Duties of Other Officers. The duties of all officers and employees not defined and enumerated in these By-Laws shall be prescribed and fixed by the CEO and in carrying out the authority to do all other acts necessary to be done to carry out the prescribed duties unless otherwise ordered by the Board of Directors, including, but not limited to, the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the Corporation and/or to affix the seal of the Corporation to such documents as may require it.

Section 6.9 Bonds. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

Contracts, Loans, Checks and Deposits

Section 7.1 Contracts. The CEO is authorized to enter any contract, lease, purchase ,investment, loan or making of a loan, or other agreement, and to execute and deliver any instrument, on behalf of the Corporation which is to be entered or executed and delivered in the ordinary course of the Corporation’s business making loans and making investments on behalf of the Corporation related to or non related to the day to day operations of the corporations. In addition, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract, lease or other agreement or to execute and deliver any instrument on behalf of the Corporation, whether or not such action is within the ordinary course of the Corporation’s business, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of any contract, lease or other agreement or delivery of any instrument of behalf of the Corporation by the proper officers of the Corporation or by officers of the Corporation generally and not specifying particular officers shall be deemed to authorize execution or delivery, as applicable, by the CEO or any other officer if such execution or delivery is within the scope of the duties of such other officer. The Board of Directors may authorize the Corporation to enter into employment contracts with any of its employees for any length of time and on any terms and conditions it deems wise.

Section 7.2 Loans. Loans shall be contracted on behalf of the Corporation indebtedness shall be issued in its name after authorization by a resolution of the Board of Directors, or a committee thereof, and except as permitted by law. Such authority may be general or specific in nature and scope, and approved solely by the CEO. The CEO can act on behalf of the board at his or her discretion.

Section 7.3 Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation. The CEO can act on behalf of the board at his or her discretion. Expenses for the Board of directors can be paid by the corporation at the discretion of the Board of Directors, including but not limited to real estate and company vehicles.

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Section 7.4 Deposits. All funds of the Corporation not otherwise employed from time to time shall be deposited to the credit of the Corporation in such depositaries as the Board of Directors or a committee thereof shall direct the board of directors have the authority to invest funds of the corporation as they see fit. The CEO and CEO can act on behalf of the board at his or her discretion.

ARTICLE VIII

Indemnification of Directors, Officers and Others

Section 8.1 Definitions. For purposes of this Article VIII, the following definitions shall apply:

(a)	“Corporation” means the Corporation and all “predecessors” thereof, as such term is defined in the Act.

(b)	“Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan at the Corporation’s request if such director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)	“Expenses” means expenses of every kind incurred in defending a Proceeding, including, but Not limited to, legal, accounting, expert and investigatory fees and expenses.

(d)	“Indemnified Officer” shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise.

(e)	“Liabilities” means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorney’s fees of opposing parties incurred with respect to a Proceeding.

(f)	“Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and or inquiry or investigation that could lead to such a proceeding).

Section 8.2 Indemnification. In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the Corporation itself) arising out of their status as Directors or officers, or their service at the Corporation’s request as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director of an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken where known or believed by him or her to be clearly in conflict with the best interest of the Corporation. The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 8.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

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The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section 8.2 as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this Section 8.2, provided and to the extent such resolution does not violate any provision of the Act or Restated Articles. This Section 8.2 shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation’s Board of Directors approving and adopting this provision.

Section 8.3 Determination. Any indemnification under Section 8.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 8.2. Such determination shall be made:

(a)	by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

(b)	if a quorum cannot be obtained under Section 8.3(a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

(c)	by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in Section 8.3(a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under Section 8.3(a) and a committee cannot be designated under Section 8.3(b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

(d)	by the members, but votes of directors or officers who are at the time parties to the Proceeding may not be voted on the determination.

The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article VIII.

Section 8.4 Advances for Expenses. The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such Expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for Expenses pursuant to this Section 8.4, unless the Board of Directors shall determine, in the manner provided in Section 8.3 and based on the facts then known, that indemnification under this Article VIII is or will be precluded.

Section 8.5 Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article VIII serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article VIII. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

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Section 8.6 Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the Corporation in any capacity with another corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person identified above made to or on behalf of a person entitled to indemnification under this Article VIII shall relieve the Corporation of its liability for indemnification provided for in this Article VIII or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

ARTICLE IX

General Provisions

Section 9.1 Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed the word “SEAL”; and such seal, in the form approved and adopted by the Board of Directors and as impressed on the margin hereof, shall be the corporate seal of the Corporation.

Section 9.2 Waiver of Notice. Except as otherwise expressly provided herein, whenever any notice is required to be given to any member or director under the provisions of the Act or under the provisions of the Restated Articles or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the Secretary of the Corporation, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 9.3 Amendments: Emergency By-Laws. Except as otherwise expressly provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted only by the affirmative vote of two- thirds (2/3) of the number of directors prescribed by the Board of Directors under Section 3.2 and in office at the time such action is submitted to a vote. Such action may be taken at any regular or special meeting of the Board of Directors or by action without a Board meeting in accordance with these By-Laws and the Act. However, in the circumstances described in Section 55A-2-07 of the Act, the Board of Directors may adopt, as provided in Sections 55-A-2-07 and 55A-3-03 of the Act, such emergency by-laws as may be necessary or appropriate. Such emergency by-laws shall supersede any inconsistent provisions of these By-Laws during the existence of such emergency.

Section 9.4 Fiscal Year. The fiscal year of the Corporation shall be from January 1st of each year through December 30th of the following calendar year.

Section 9.5 Succession Order. The succession order to the CEO for purposes of these By-Laws shall be the CEO-Elect, the Treasurer and the Secretary (in such order), and if there are no persons holding such offices or if the Board of Directors shall determine to alter such succession order, the person selected to preside by a majority of the directors present or participating in a meeting at which such designation is necessary.

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Section 9.6 Definitions. As used herein, the term “Act” shall refer to the North Carolina Corporation Act, as of the date set forth below and as thereafter amended from time to time. As used herein, the term, “Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation as they exist as the date set forth below and as hereafter amended or restated.

Adopted this the 8 day of August, 2017.

/s/ANTHONY HARRELSON

CEO on behalf of AXIUM PHARMACEUTICALS INC.

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